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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2006

STEWART & STEVENSON SERVICES, INC.
(Exact name of Registrant as specified in charter)

Texas (State or other jurisdiction of incorporation)	0-8493 (Commission File Number)	74-1051605 (I.R.S. Employer Identification No.)
2707 North Loop West Houston, Texas (Address of principal executive offices)	77008 (Zip Code)

Registrant's telephone number, including area code: (713) 868-7700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (1 7 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On May 14, 2006, Stewart & Stevenson Services, Inc. (the "Company"), Armor Holdings, Inc. ("Armor") and Santana Acquisition Corp. ("Santana") entered into an amendment (the "Amendment") to Agreement and Plan of Merger dated as of February 27, 2006, by and among Armor, Santana and the Company (the "Merger Agreement"). The Amendment provides for an increase in the Per Share Consideration (as defined in the Merger Agreement) from $35.00 to $36.50 per share in cash; provided, however, that if the proposal relating to the merger is not approved by the Company's shareholders entitled to vote thereon at the special meeting of shareholders to be reconvened on May 25, 2006 by the requisite vote required under applicable law, then the Per Share Consideration shall revert to $35.00 automatically and without any further action being required by any of the parties.

        The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement Amendment, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

        A subsidiary of the Company and a subsidiary of Armor are parties to (i) Teaming Agreements relating to the joint development of the armored cab for the U.S. Army's Family of Medium Tactical Vehicles, which includes the High Mobility Artillery Rocket System, and (ii) purchase orders for the supply by a subsidiary of Armor to a subsidiary of the Company of armoring materials for incorporation into the Company's Low Signature Armored Cabs.

Item 8.01 Other Events

        On May 15, 2006, the Company issued a press release announcing that the Company, Armor and Santana had entered into the Amendment and that the Company intends to adjourn its previously scheduled special meeting of shareholders on May 16, 2006 to vote on the merger, to May 25, 2006 at 9:00 a.m., Houston time, at The Fulbright Tower, 1301 McKinney, Houston, Texas 77010. A copy of the press release is furnished herewith as Exhibit 99.1.

        On May 15, 2006, the Company announced that on May 12, 2006 Oshkosh Truck Corporation filed a lawsuit in the Civil District Court of Harris County, Texas, asking the court to declare that the confidentiality and standstill agreement between the Company and Oshkosh is unenforceable. The Company announced that it has removed this lawsuit to the United States District Court for the Southern District of Texas, Houston Division, and it plans to file a motion to dismiss Oshkosh's claims. The Company also intends to assert a third-party claim against Oshkosh for breach of the confidentiality and standstill agreement, filed in the separate shareholder litigation still pending in the same federal district court. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits. The following Exhibits are furnished herewith as a part of this report:

Exhibit	Description
2.1	Amendment, dated May 14, 2006, to Agreement and Plan of Merger by and among Armor Holdings, Inc., Santana Acquisition Corp. and Stewart & Stevenson Services, Inc.
99.1	Press Release of Stewart & Stevenson Services, Inc. dated May 15, 2006.
99.2	Press Release of Stewart & Stevenson Services, Inc. dated May 15, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.
Dated: May 15, 2006	By:	/s/ L. SCOTT BIAR Name: L. Scott Biar Title: Chief Financial Officer

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SIGNATURES